EXHIBIT 10.1

ESCROW AGREEMENT

This Escrow Agreement (this “Agreement”), dated as of August 8, 2007, is entered into by and among Surge Global Energy, Inc., a Delaware corporation (“Company”), Gemini Master Fund, Ltd. (“Investor”) and Torrey Pines Bank, a California banking association, as escrow agent (“Escrow Agent”).

R E C I T A L S:

       WHEREAS, the Investor holds a Convertible Note Due May 1, 2008 in the original principal amount of $1,150,000 issued by the Company (the “Note”), and the Investor has submitted to the Company a Mandatory Redemption Notice (as defined in the Note) electing to compel the Company to redeem the Note; and

WHEREAS, pursuant to the terms of that certain Redemption Agreement dated as of even date herewith between the Company and the Investor, the parties thereto have agreed to postpone redemption of the Note and the Company has agreed to deposit $1,380,000 (“Mandatory Redemption Price”) into an escrow account held by Escrow Agent in accordance with the terms hereof;

A G R E E M E N T:

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Appointment of Escrow Agent. The Company and the Investor hereby appoint Escrow Agent to act as escrow agent hereunder, and Escrow Agent hereby accepts such appointment and agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund (as defined below) pursuant to the terms and conditions hereof.

2. Escrow of Funds.

(a)  Deposit into Escrow. Immediately upon execution of this Agreement, the Company shall deposit with Escrow Agent an amount equal to One Million Three Hundred Eighty Thousand Dollars ($1,380,000) in immediately available funds (“Deposited Funds”). The “Escrow Fund” is the Deposited Funds as increased by any interest thereon. Escrow Agent will provide acknowledgment upon receipt of funds. Upon receipt by Escrow Agent, Escrow Agent shall hold the Escrow Fund in escrow for the benefit of the Company and the Investor in accordance with this Agreement. This Agreement shall not become effective until the Escrow Agent receives the Deposited Funds.

(b) Investment of Funds. Except as the Company and the Investor may from time to time otherwise jointly instruct Escrow Agent in writing, the Escrow Fund shall be invested in an interest bearing account with Escrow Agent, at a rate agreed to by the Escrow Agent and Company, until disbursement of the entire Escrow Fund. The parties hereto agree that (i) all interest accrued on the Escrow Fund shall be paid to the Company (regardless of whether the Escrow Fund is distributed to the Company or the Investor), and (ii) for tax reporting purposes, all interest and/or other taxable income earned on the Escrow Fund in any tax year shall be taxable to the Company, unless disbursed to the Investor, in which case is shall be taxable to the Investor. Escrow Agent agrees to provide to the Company and/or the Investor (as applicable) the appropriate form to report such interest and/or other taxable income earned (i.e., 1099 Misc., etc.).

3. Disbursements.

(a) Principal. Following receipt by Escrow Agent of a written notice from the Investor (“Direction Notice”) in the form of Exhibit A hereto (which may be by fax or a digital image file (e.g. PDF) to the address set forth in Section 6 below):

(1) If the Investor has elected to redeem the Note, then Escrow Agent shall distribute the Mandatory Redemption Price to the Investor from the Escrow Fund on either November 1, 2007 or December 31, 2007, as may be indicated in the Direction Notice; or

(2)  If the Investor has elected to revoke the Mandatory Redemption Notice, then Escrow Agent shall promptly distribute the Mandatory Redemption Price to the Company from the Escrow Fund.

(b) Interest. Contemporaneously with any distribution of the Mandatory Redemption Price hereunder, the Escrow Agent shall distribute any and all accrued interest on the Escrow Fund to the Company. Upon disbursement of the entire Escrow Fund in accordance herewith, the escrow hereunder shall terminate.

4. Duties of Escrow Agent

(a) Degree of Care. Escrow Agent shall not be under any duty to give the Escrow Fund held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement. Uncollected funds held hereunder shall not earn or accrue interest.

(b) No Liability for Actions or Omissions. Escrow Agent shall not be liable for actions or omissions hereunder, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys’ fees and disbursements, arising out of and in connection with this Agreement. Without limiting the foregoing, Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Fund or any loss of interest incident to any such delays.

(c)  Reliance by Escrow Agent. Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person, or any other individual designated in writing by such representative, has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

(d) Advice of Counsel. Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

(e) No Interest in Escrow Fund. Escrow Agent does not have any interest in the Escrow Fund deposited hereunder but is serving as escrow holder only and has only possession thereof. Any payments of income from the Escrow Fund shall be subject to withholding regulations then in force with respect to United States taxes. The Company will provide Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification, or nonresident alien certification. To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of funds held or payments made hereunder, Escrow Agent shall satisfy such liability from the Escrow Fund. The Company agrees to indemnify and hold Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses that may be assessed against Escrow Agent on or with respect to any payment or other activities under this Agreement unless any such tax, addition for late payment, interest, penalties and other expenses shall arise out of or be caused by the actions of, or failure to act by, Escrow Agent. The provisions of this Article 4 shall survive notwithstanding any termination of this Agreement or the resignation of Escrow Agent.

(f) No Representation By Escrow Agent. Escrow Agent makes no representation as to the validity, value, genuineness or collectability of any security or other document or instrument held by or delivered to it.

(g) No Advice. Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

(h) Resignation of Escrow Agent. Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Fund to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of Escrow Agent will take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day which is thirty (30) days after the date of delivery of its written notice of resignation to the other parties hereto. If, at that time, Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent’s sole responsibility after that time shall be to retain and safeguard the Escrow Fund until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a court order.

(i) Adverse Claims Against Escrow Fund. In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Fund or in the event that Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent shall be entitled to retain the Escrow Fund until Escrow Agent shall have received (i) a court order directing delivery of the Escrow Fund or (ii) a written agreement executed by the Company and the Investor directing delivery of the Escrow Fund, in which event Escrow Agent shall disburse the Escrow Fund in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and nonappealable. Escrow Agent shall act on such court order and legal opinion without further question or delay. Escrow Agent may, in its sole and absolute discretion, interplead the Escrow Fund or that portion of Escrow Fund it then holds with any court of competent jurisdiction and name the Company and the Investor in such interpleader action. Upon filing the interpleader action, the Escrow Agent shall be relieved of all liability as to the Escrow Fund and shall be entitled to recover from the Company its reasonable attorneys’ fees and other costs incurred in commencing and maintaining such action. The Company and the Investor by signing this Agreement submit themselves to the jurisdiction of such court. In no event shall the institution of such interpleader action impair the rights of Escrow Agent described elsewhere this Agreement. Such interpleader action shall be filed in a court of competent jurisdiction in accordance with Section 7 below.

(j) Compensation of Escrow Agent. The Company shall pay Escrow Agent compensation (as payment in full) for the services to be rendered by Escrow Agent hereunder in the amount equal to $1,250 at the time of execution of this Agreement plus $100 per disbursement plus any out-of-pocket expenses incurred. The Company further agrees to reimburse Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel) prior to the distribution of any property held by Escrow Agent under this Agreement. If the property held by Escrow Agent under this Agreement is insufficient to pay any such compensation and reimbursement to which Escrow Agent is entitled, the Company shall be liable for such compensation and reimbursement.

(k) Consent to Use of Name. No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional material) that mentions Escrow Agent’s name or the rights, powers or duties of Escrow Agent shall be issued by the other parties hereto or on such parties’ behalf unless Escrow Agent shall first have given its specific written consent thereto. Notwithstanding the above, Escrow Agent hereby expressly consents to the mention of Escrow Agent’s name in any securities filings required to be made by law.

5. Limited Responsibility. This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

6. Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be deemed to have been given when hand delivered, when received if sent by facsimile or email or by same day or overnight recognized commercial courier service or three business days after being mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postpaid envelope, addressed to the address of the parties stated below or to such changed address as such party may have fixed by notice:

If to the Company:

Surge Global Energy, Inc.:
12220 El Camino Real, Ste. 410
San Diego, California 92130
Attn: Bill Greene
Facsimile: (858) 704-5011
Email: Bill@SurgeGlobalEnergy.com

With a copy to (if applicable) (other than Direction Notice):
Luce, Forward, Hamilton & Scripps, LLP
11988 El Camino Real Ste. 200
San Diego, California 92130
Attn: Dennis J. Doucette
Facsimile: (858) 523-4305

If to the Investor:

Gemini Master Fund, Ltd.
c/o Gemini Strategies, LLC
12220 El Camino Real, Suite 400
San Diego, CA 92130-2091
Attn: Steven Winters
Fax:  (858) 509-8808

With a copy to:
Peter J. Weisman, P.C.
52 Vanderbilt Avenue, 17th Floor
New York, NY 10017
Fax: (212) 317-8855
Email: pweisman@pweisman.com

If to Escrow Agent:

Torrey Pines Bank
12220 El Camino Real, Ste. 120
San Diego, California 92130
Attn: Teofla Rich, SVP
Facsimile: 858-755-2134
Email: TRich@TorreyPinesBank.com

7. Jurisdiction; Service of Process. Any action, suit, contest, litigation or similar proceeding (a “Proceeding”) relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced only in any state or federal court located in the County of San Diego, State of California. Each party to this Agreement: (a) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of San Diego, State of California (and each appellate court located in the County of San Diego, State of California) in connection with any such Proceeding; (b) agrees that each state and federal court located in the County of San Diego, State of California shall be deemed to be a convenient forum; and (c) agrees not to assert (by way of motion, as a defense or otherwise), in any such Proceeding commenced in any state or federal court located in the County of San Diego, State of California, any claim that such party is not subject personally to the jurisdiction of such court, that such Proceeding has been brought in an inconvenient forum, that the venue of such Proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

8. Execution of Agreement. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission or PDF shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or PDF shall be deemed to be their original signatures for any purposes whatsoever.

9. Section Headings, Construction. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

10. Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law: (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

11. Entire Agreement and Modification. This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the Company, the Investor and Escrow Agent.

12. Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of California, USA, without regard to the conflict of laws rules thereof.

13. Miscellaneous.

(a) Authority. Each party hereto hereby represents and warrants to the other parties that the execution and delivery by such party of this Agreement, and the performance by such party of its obligations hereunder, have been duly and validly authorized by such party, with no other action on the part of such party being necessary. This Agreement has been duly and validly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms.

(b) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(c) Assignment; Successors. The Investor may assign this Agreement or its respective rights or obligations hereunder in connection with any transfer of the Note. This Agreement shall be binding upon each party’s respective successors.

*** Signatures Appear on the Next Page***

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

COMPANY:

SURGE GLOBAL ENERGY, INC.

By: /s/ William Greene
Name: William Greene
Title: CFO

INVESTOR:

GEMINI MASTER FUND, LTD.
By:  GEMINI STRATEGIES, LLC, as investment manager

By:          /s/ Peter Weisman
Name: Peter Weisman
Title: Managing Director

ESCROW AGENT:

TORREY PINES BANK

By: /s/ Teofila Rich
Name: Teofla Rich
Title: SVP

Exhibit A
DIRECTION NOTICE

Date: ____________________

Surge Global Energy, Inc.
12220 El Camino Real, Ste. 410
San Diego, California 92130
Attn: Bill Greene
Facsimile: (858) 704-5011
Email: Bill@SurgeGlobalEnergy.com

Torrey Pines Bank
12220 El Camino Real, Ste. 120
San Diego, California 92130
Attn: Teofla Rich, SVP
Facsimile: 858-755-2134
Email: TRich@TorreyPinesBank.com

Reference is made to (1) that certain Redemption Agreement (“Redemption Agreement”) dated as of August 8, 2007 between Surge Global Energy, Inc. (“Company”) and Gemini Master Fund, Ltd. (“Investor”), and (2) that certain Escrow Agreement (“Escrow Agreement”) dated as of August 8, 2007 among the Company, the Investor and Torrey Pines Bank, as escrow agent (“Escrow Agent”). Initially capitalized terms used in this Direction Notice but not defined herein shall have the meanings ascribed to them in the Escrow Agreement.

Pursuant to the Escrow Agreement, Gemini Master Fund, Ltd. elects to:

1.     Redeem the Note for the Mandatory Redemption Price and hereby directs the Escrow Agent to distribute the Mandatory Redemption Price to the Investor by wire transfer to the following account on:
—   November 1, 2007
—   December 31, 2007

Chase Manhattan Bank, N.Y.
ABA# 021-000-021
F/A/O  Goldman Sachs & Co., N.Y.
A/C#  930-1-011483
F/F/C  Gemini Master Fund, Ltd.
FFC#  002-36198

2.    Revoke the Mandatory Redemption Notice and hereby directs the Escrow Agent to distribute the Mandatory Redemption Price to the Company by transfer to the Company’s bank account held at the Escrow Agent (A/C # 0339002522).

3.    Extend the Revised Mandatory Redemption Date (as defined in the Redemption Agreement) until December 31, 2007.1

GEMINI MASTER FUND, LTD.
By:  GEMINI STRATEGIES, LLC, as investment manager

By: _______________________________
Steven Winters, President

1  If this election is made, this Direction Notice will only be delivered to the Company until another election is made.